CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-287348 on Form S-6 of our report dated July 16, 2025, relating to the financial statement of FT 12300, comprising Sabrient Small Cap Growth Portfolio, Series 47, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 16, 2025